Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of May 12, 2016 (the “Effective Date”), by and between the Manhattan Associates, Inc., a Georgia corporation (“Company”), and the undersigned “Consultant.”

In consideration of Company’s engagement, Company and Consultant agree to be bound by the terms of this Agreement, which consists of this Signature Page and the attached Schedule A (“General Terms and Conditions”), which is incorporated into this Agreement by reference.

IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the Effective Date.

CONSULTANT	COMPANY

Dan Lautenbach 281 Palm Island Lane Vero Beach, FL 3296	Manhattan Associates, Inc. 2300 Windy Ridge Parkway, Tenth Floor Atlanta, GA 30339
/s/ Dan Lautenbach	By: /s/ John J. Huntz, Jr. John J. Huntz, Jr., Chairman of the Board

SCHEDULE A

GENERAL TERMS AND CONDITIONS

1.Engagement as Independent Contractor. Company is engaging Consultant as an independent contractor to serve as an advisor and resource to Company’s Board of Directors and its Chairman, as requested from time to time by the Chairman. Consultant will not be an employee of Company, and nothing in this Agreement will be construed to create any association, partnership, joint venture, or agency relationship. Consultant has no authority (and will not hold Consultant’s self out as having authority) to bind Company, and Consultant will not make any agreements or representations on Company’s behalf without Company’s prior written consent. Consultant is not an honorary, advisory, or emeritus director of Company, or a director by deputization, and is not entitled to attend meetings of the Board or its committees, debate Board or committee matters, or vote on matters submitted to the Board or its committees. Consultant may attend Board or committee meetings at the invitation of the Chairman.

2.Compensation. For all services rendered by Consultant under this Agreement, Consultant will be paid $100,000.00, in quarterly installments payable in May, August, and November, 2016, and February 2017. Company will not withhold taxes or Social Security payments from any sum paid to under this Agreement, nor will Consultant be eligible for Company’s employee benefits. Company will issue Consultant a Form 1099 documenting the amounts paid to Consultant.

3.Term. This Agreement will begin on the Effective Date and continue through May 11, 2017, at which time the Agreement will expire unless extended by mutual agreement.

4.Conflicts of Interest. During the term of this Agreement, Consultant may be engaged or employed in any other business, trade, profession, or other activity that does not place Consultant in a material conflict of interest with Company.

5.Confidential Information. For an indefinite period, and except as reasonably necessary or appropriate in connection with Consultant’s performance of services for Company, Consultant will not disclose Confidential Information to anyone or use or exploit Confidential Information. For purposes of this Agreement, “Confidential Information” means (A) Any and all data and information in whatever form: (i) relating to or arising from the Company’s business, or of third parties, (ii) disclosed to Consultant or of which

Consultant becomes or became aware as a consequence of Consultant’s relationship with Company, (iii) having value to Company, (iv) not generally known to competitors of Company, and (v) which includes, without limitation, trade secrets, methods of operation, customer and prospective customer information, price lists, financial information and projections, Company organizational structure information, business plans and strategies, Company product information including design, development, and marketing information, installation and configuration guides, user manuals, functional and technical specifications, data models and data dictionaries, software source code, Company policies, processes, methods, and procedures, Company inventions and discoveries, and similar information; and (B) third-party confidential information in Company’s possession. All papers, memoranda, notes, reports, charts, programs, data, diskettes, or other documents of any kind containing Confidential Information or relating to the business of Company or its Clients will be the sole and exclusive property of Company and will be turned over to Company upon the termination of Consultant's engagement.

6.Invoicing of Expenses. Company will pay Consultant’s reasonable expenses in accordance with its expense reimbursement policy.

7.Applicable Law. This Agreement will be interpreted, construed, and enforced according to the laws of the State of Georgia without regard to its conflict of law rules.

8.Entire Agreement. This Agreement constitutes the final, full, and exclusive expression of the parties’ agreement with respect to its subject matter, and supersedes all prior agreements, understandings, writings, proposals, representations, and communications, oral or written, with respect to that subject matter.

9.Invalidity of Provisions. The provisions of this Agreement are severable. If for any reason a court finds that any provision in this Agreement is unenforceable in whole or in part, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

10.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and both of which together will constitute one and the same instrument.

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